UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 4, 2010

JANEL WORLD TRADE, LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

150-14 132nd Avenue, Jamaica, New York 11434
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 527-3800

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On October 4, 2010, the Registrant acquired the international freight forwarding business of Ferrara International Logistics, Inc., a New Jersey corporation (“FIL”) pursuant to the terms of an Asset Purchase Agreement (the “Purchase Agreement”) between the Registrant and FIL dated October 4, 2010.

The purchase price paid and to be paid under the terms of the Purchase Agreement consists of (i) cash in an amount equal to 70% of the annual actual earnings before interest, taxes, depreciation and amortization (EBITDA) achieved over the three 12-month periods following the Closing (the “Earn-Out Period”) from revenues generated from the customers included in the purchased assets, and (ii) 1,714,286 restricted shares of the Registrant’s Common Stock valued at $600,000 based on the closing market price of the stock on October 1, 2010 (the “Share Allocation”), issued pursuant to an exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.  The Share Allocation is subject to decrease if actual EBITDA from revenues generated from the customers included in the purchased assets during the Earn-Out Period is below $2 million, and will be issued in three installments on October 4, 2011, 2012 and 2013.

Pursuant to the terms of the Purchase Agreement, Nicholas V. Ferrara, the principal owner of FIL, will be employed by the Registrant at an annual salary of $182,000 plus benefits.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required by this Item is described in Item 1.01 above.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item is described in Item 1.01 above.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On October 4, 2010, the Board of Directors of the Registrant elected Nicholas V. Ferrara to the Board pursuant to the terms of the Purchase Agreement.  Additional information required by this Item is set forth in Item 1.01 above.

From time to time, the Registrant engages FIL (of which Mr. Ferrara is the principal owner) to provide trucking, warehousing and freight services relating to ocean and air freight shipments for customers of the Registrant.  Since October 1, 2009, the Registrant paid FIL $445,145 for such services.  The Registrant anticipates continuing to engage FIL for trucking and warehousing services relating to ocean and air freight shipments for customers of the Registrant.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed herewith:

Exhibit No.
10.1	Asset Purchase Agreement between Registrant and Ferrara International Logistics, Inc. dated October 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL WORLD TRADE, LTD. (Registrant)

Date: October 8, 2010	By:	/s/ James N. Jannello
James N. Jannello
Chief Executive Officer